UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 9, 2010

BIG 5 SPORTING GOODS CORPORATION
(Exact name of registrant as specified in charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-49850 (Commission File Number)	95-4388794 (IRS Employer Identification No.)

2525 East El Segundo Boulevard, El Segundo, California (Address of principal executive offices)		90245 (Zip Code)
Registrant’s telephone number, including area code: (310) 536-0611
N/A
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):
        ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
        ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
        ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
        ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (7 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders
SIGNATURES

Item 5.07. Submission of Matters to a Vote of Security Holders
     On June 9, 2010, the Company held its annual meeting of stockholders. At the annual meeting, the following matters were submitted to the vote of the stockholders, with the results of voting on each such matter as set forth below.
1.	The Company’s stockholders approved a proposal to re-elect the following two Class B directors to the Company’s Board of Directors, each to hold office until the 2013 annual meeting of stockholders (and until each such director’s successor shall have been duly elected and qualified), with voting results as follows:

		Votes	Broker
	Votes For	Withheld	Non-Votes

Sandra N. Bane	19,149,713	301,300	912,662
Michael D. Miller	13,562,005	5,889,008	912,662
The terms of office for the following directors continued after the meeting: G. Michael Brown (Class A director), David R. Jessick (Class A director), Jennifer Holden Dunbar (Class C director) and Steven G. Miller (Class C director).

There were no abstentions.

2.	The Company’s stockholders approved a proposal to ratify the appointment of Deloitte & Touche LLP as its independent registered public accounting firm for the fiscal year ending January 2, 2011, with voting results as follows:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes

20,352,906	1,066	9,703	0

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIG 5 SPORTING GOODS CORPORATION
(Registrant)

Date: June 11, 2010

/s/ Steven G. Miller

Steven G. Miller
President and Chief Executive Officer